Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Can-Cal Resources Ltd., a Colorado corporation (the "Company"), on Form 10QSB/A, for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Ronald Sloan, Chief Executive Officer of the Company, and Ronald Sloan, Principal Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald Sloan
By:	Ronald Sloan
Its:	Chief Executive Officer, Director

/s/ Ronald Sloan
By:	Ronald Sloan
Its:	Principal Finacial Officer, Director

March 11, 2009

[A signed original of this written statement required by Section 906 has been provided to Can-Cal Resources Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]